Sales Report:Supplement No. 48 dated Sep 29, 2009 to Prospectus dated Jul 13, 2009
File pursuant to Rule 424(b)(3)
Registration Statement No. 333-147019
Prosper Marketplace, Inc.
Borrower Payment Dependent Notes
This Sales Report supplements the prospectus dated Jul 13, 2009 and provides information about each series of Borrower Payment Dependent Notes (the "Notes") that we have recently sold. You should read this Sales Report supplement together with the prospectus dated Jul 13, 2009 to understand the terms and conditions of the Notes and how they are offered, as well as the risks of investing in Notes.
We have sold the following series of Notes:
Borrower Payment Dependent Notes Series 422805
This series of Notes was issued and sold upon the funding of the borrower loan #38689, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$2,000.00	Prosper Rating:	A	Auction start date:	Sep-04-2009
Term:	36 months	Estimated loss:	2.1%	Auction end date:	Sep-18-2009

Starting lender yield:	10.33%	Starting borrower rate/APR:	11.33% / 13.45%	Starting monthly payment:	$65.79
Final lender yield:	7.25%	Final borrower rate/APR:	8.25% / 10.34%	Final monthly payment:	$62.90

Auction yield range:	4.18% - 10.33%	Estimated loss impact:	2.11%
Lender servicing fee:	1.00%	Estimated return:	5.14%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	9	First credit line:	Aug-1990	Debt/Income ratio:	9%
Credit score:	740-760 (Sep-2009)	Current / open credit lines:	12 / 12	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	21	Length of status:	10y 2m
Amount delinquent:	$0	Revolving credit balance:	$2,763	Occupation:	Professional
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	13%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	2
Screen name:	loopy007	Borrower's state:	Florida	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 1	On-time:	8 ( 100% )	740-760 (Latest)
Principal borrowed:	$3,000.00	< mo. late:	0 ( 0% )	740-760 (Jul-2008) 720-740 (Dec-2007)
Principal balance:	$0.00	1+ mo. late:	0 ( 0% )
Total payments billed:	8
Description
Paying off credit cards
I want this loan to pay off a few higher intrest credit cards. My credit is really good. I always pay my bills on time.

My financial situation:
I am a good candidate for this loan because? I am a homeowner. I have been in my profession for over 17 yrs. My credit is very important to me.
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
Q: What do you do for a living? - Finspons
A: Hello, I am a licensed massage therapist. (Sep-06-2009)
Q: You had paid off your previous Prosper loan early. How soon are you planning to pay of this loan? Thanks. - cybercop45
A: I would like to pay it off early, but I don't know if I will be able to. Sorry, that doesn't really answer your question (Sep-17-2009)
2 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

One-ninety-three	$25.00	$25.00	9/5/2009 2:45:32 AM
marwadi-62	$150.00	$150.00	9/6/2009 8:22:07 AM
impartial-deal	$50.00	$50.00	9/6/2009 10:16:16 PM
paramjit	$50.00	$50.00	9/8/2009 6:01:19 PM
GABC-1	$100.00	$100.00	9/9/2009 10:56:10 AM
mr-mix	$25.00	$25.00	9/10/2009 10:38:02 PM
Dollars4Rent	$25.00	$25.00	9/11/2009 3:12:54 PM
Cbank05	$25.00	$25.00	9/11/2009 6:02:21 PM
hellasow	$30.00	$30.00	9/12/2009 12:37:39 PM
e3oM	$40.00	$40.00	9/12/2009 9:58:11 PM
rce1964	$25.00	$25.00	9/14/2009 3:17:36 PM
Russia5M	$25.00	$25.00	9/15/2009 5:19:09 AM
Earn_money	$27.67	$27.67	9/15/2009 9:33:55 AM
bkb7484	$25.00	$25.00	9/16/2009 5:41:08 PM
JerryB96	$25.00	$25.00	9/16/2009 6:39:52 PM
khamlagirl	$25.00	$25.00	9/16/2009 7:06:50 PM
sorace	$47.90	$47.90	9/17/2009 5:08:21 AM
ski1965	$25.00	$25.00	9/17/2009 2:55:08 PM
mitchandre	$25.00	$25.00	9/17/2009 3:16:27 PM
Newfoundcash	$25.00	$25.00	9/17/2009 8:07:44 AM
amsmiker	$100.00	$100.00	9/17/2009 4:55:44 PM
Mack_Inv	$25.00	$25.00	9/18/2009 10:07:58 AM
timtheman1	$35.00	$35.00	9/18/2009 11:36:10 AM
kf88	$45.00	$45.00	9/18/2009 2:02:40 PM
kinetic-social	$26.00	$26.00	9/18/2009 2:54:09 PM
credit-launcher773	$50.00	$50.00	9/18/2009 2:36:51 PM
wwwUniversal	$25.00	$25.00	9/18/2009 3:07:48 PM
amit_gu	$100.00	$100.00	9/5/2009 5:53:30 PM
Personal-Bond	$50.00	$50.00	9/5/2009 3:51:03 PM
bid-wonder	$25.00	$25.00	9/6/2009 9:20:26 AM
RandyL3	$48.50	$48.50	9/12/2009 7:49:27 AM
unequivocal-velocity	$50.00	$50.00	9/12/2009 10:41:55 AM
kgeezy	$37.05	$37.05	9/13/2009 2:13:25 AM
dannyboy_997	$25.00	$25.00	9/14/2009 8:31:16 PM
rsigroup3	$50.00	$50.00	9/16/2009 1:09:43 AM
CULPEPPERGROUP	$25.00	$25.00	9/16/2009 10:40:58 AM
loanman2007	$75.00	$75.00	9/16/2009 11:08:56 AM
FL-Lender	$25.00	$25.00	9/16/2009 8:19:44 PM
bodka121	$50.00	$7.90	9/16/2009 4:59:47 PM
orangemutt	$25.00	$25.00	9/17/2009 7:08:46 AM
SnakeV	$25.00	$25.00	9/18/2009 5:48:58 AM
beaufuture	$25.00	$25.00	9/18/2009 7:41:26 AM
billyisafob	$25.00	$25.00	9/18/2009 10:30:55 AM
admirable-credit	$25.00	$25.00	9/18/2009 11:41:42 AM
plbquic	$25.00	$25.00	9/18/2009 11:48:55 AM
b1geasy	$32.20	$32.20	9/18/2009 11:23:59 AM
BipedalHominid	$25.00	$25.00	9/18/2009 12:20:10 PM
Astyanax	$50.00	$50.00	9/18/2009 11:51:56 AM
pilla	$72.78	$72.78	9/18/2009 12:40:01 PM
careful-wealth	$50.00	$50.00	9/18/2009 2:37:46 PM
50 bids
Borrower Payment Dependent Notes Series 300157
This series of Notes was issued and sold upon the funding of the borrower loan #38682, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$1,200.00	Prosper Rating:	HR	Auction start date:	Sep-08-2009
Term:	36 months	Estimated loss:	18.0%	Auction end date:	Sep-21-2009

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 38.44%	Starting monthly payment:	$54.28
Final lender yield:	24.00%	Final borrower rate/APR:	25.00% / 28.23%	Final monthly payment:	$47.71

Auction yield range:	17.18% - 34.00%	Estimated loss impact:	19.38%
Lender servicing fee:	1.00%	Estimated return:	4.62%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	4	First credit line:	Aug-1999	Debt/Income ratio:	40%
Credit score:	640-660 (Sep-2009)	Current / open credit lines:	9 / 7	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	38	Length of status:	17y 0m
Amount delinquent:	$0	Revolving credit balance:	$2,287	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	90%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	7
Screen name:	tim2006	Borrower's state:	Colorado	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 1	On-time:	34 ( 94% )	640-660 (Latest)
Principal borrowed:	$3,000.00	< mo. late:	2 ( 6% )	520-540 (Feb-2008) 520-540 (Jan-2008) 520-540 (Dec-2007) 520-540 (Nov-2007)
Principal balance:	$0.00	1+ mo. late:	0 ( 0% )
Total payments billed:	36
Description
New Cabinets for Kitchen
Purpose of loan:
My plan is to purchase kitchen cabinets and counters along with new carpet. My last loan with Prosper is paid in full.

My financial situation: I haved worked for the same company for the last 16 years
Monthly net income : $4900.00
Monthly expenses: $
??Housing: $ 0 payment home is paid for.
??Insurance: $ 25.00
??Car expenses:125.00??Utilities: $65.00
??Phone, cable, internet: $ 100.00
??Food, entertainment: $?300.00
??Clothing, household expenses $ 125.00
??Credit cards and other loans:? I have a credit card with Capital One
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
Q: With an income over $50,000, why do you have so many lines of credit open? - bronzmajom
A: The lines of credit are with my credit union. I have 2 loans with them. I have another loan with another credit union and used car loan with my bank. (Sep-18-2009)
Q: Can you explain why you have been late on your payments on Prosper loans in the past? - verticalhorizon
A: I missed 2 payments . i called Prosper and asked to have my due date moved up two days. I was told that it would be done. The person i talked to didnot know what she was talking about. 2 nd one i completed an online transaction to transfer the funds to my account. The transaction failed to get completed for some reason. (Sep-18-2009)
2 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

tashara	$25.00	$25.00	9/19/2009 2:31:52 PM
marwadi-62	$300.00	$300.00	9/19/2009 6:55:01 PM
mlovese	$25.00	$25.00	9/19/2009 7:59:13 PM
nurat	$25.48	$25.48	9/20/2009 8:10:00 AM
boodo	$297.48	$297.48	9/20/2009 7:26:16 PM
pathcrx	$50.00	$50.00	9/21/2009 6:43:37 AM
CoolPlexer	$47.86	$47.86	9/19/2009 5:10:20 PM
autoconnection	$25.00	$25.00	9/20/2009 5:39:55 AM
autonomous-power	$75.00	$75.00	9/19/2009 7:08:35 PM
fireferd	$100.00	$81.18	9/20/2009 5:41:59 AM
steveinflorida	$25.00	$25.00	9/20/2009 3:57:02 PM
q4golf	$25.00	$25.00	9/20/2009 6:56:22 PM
kinetic-social	$25.00	$25.00	9/20/2009 3:35:35 PM
gjm6d	$48.00	$48.00	9/20/2009 5:23:25 PM
medkoder	$25.00	$25.00	9/20/2009 4:19:06 PM
carrinel	$50.00	$50.00	9/20/2009 7:43:42 PM
Dorf	$25.00	$25.00	9/21/2009 6:19:09 AM
doughnut1	$25.00	$25.00	9/20/2009 9:50:00 PM
18 bids
Borrower Payment Dependent Notes Series 423307
This series of Notes was issued and sold upon the funding of the borrower loan #38695, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$3,000.00	Prosper Rating:	D	Auction start date:	Sep-08-2009
Term:	36 months	Estimated loss:	10.0%	Auction end date:	Sep-20-2009

Starting lender yield:	28.99%	Starting borrower rate/APR:	29.99% / 32.37%	Starting monthly payment:	$127.34
Final lender yield:	25.35%	Final borrower rate/APR:	26.35% / 28.68%	Final monthly payment:	$121.43

Auction yield range:	11.18% - 28.99%	Estimated loss impact:	10.63%
Lender servicing fee:	1.00%	Estimated return:	14.72%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	7	First credit line:	Sep-1996	Debt/Income ratio:	25%
Credit score:	660-680 (Sep-2009)	Current / open credit lines:	7 / 6	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	18	Length of status:	1y 7m
Amount delinquent:	$0	Revolving credit balance:	$1,855	Occupation:	Sales - Retail
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	0%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	10	Homeownership:	No
Inquiries last 6m:	0
Screen name:	wealth-acrobat8	Borrower's state:	Oregon	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Had twins need to catch up.........
Purpose of loan:
This loan will be used to pay off high interest credits cards.
My financial situation:
I am a good candidate for this loan because I have always had?a at least one job if not two.? I have always worked hard and payed bills on time but my wife having twins did set us back a bit and we just need a small loan to get back on track.?I will soon be starting a second job wich will make it easy to pay this loan back.
Monthly net income: $ 2500.00

Monthly expenses: $
??Housing: $ 750.00
??Insurance: $ 83.00
??Car expenses: $ 180.00
??Utilities: $ 200.00
??Phone, cable, internet: $ 80.00
??Food, entertainment: $ 200.00 we have a garden and use for most of our cooking
??Clothing, household expenses $?50.00
??Credit cards and other loans: $ 5,000
??Other expenses: $ 0.00
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
Q: Can you be more specific on your employment? - verticalhorizon
A: Sure, I am a Distributor of small Artisan food producers. We focus on hand made specialty foods from our region and state. We are proud to be the local distributor of company's such as Rogue Creamery Blue Cheese, Dagoba Chocolate and Scharffenberger Chocolate just to name a few. We sell our products direct to grocery stores and also direct to restaurants. We now have tapped into the web world and have our products available online also. www.oregonartisanfoods.com (Sep-19-2009)
1 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

delivery	$25.00	$25.00	9/8/2009 11:02:40 AM
noble-revenue	$25.00	$25.00	9/8/2009 10:08:05 AM
personal-lender	$25.00	$25.00	9/8/2009 11:15:59 AM
thedreamer	$25.00	$25.00	9/8/2009 11:02:01 AM
Kaj	$25.00	$25.00	9/8/2009 11:16:54 AM
GMPK_TLAS	$25.00	$25.00	9/8/2009 11:09:54 AM
SNH	$25.00	$25.00	9/8/2009 11:17:41 AM
FeedTheMachine	$44.08	$44.08	9/8/2009 2:22:05 PM
Halos2002	$50.00	$50.00	9/8/2009 3:14:49 PM
slcchad	$25.00	$25.00	9/9/2009 8:00:27 AM
goofy15975	$25.00	$25.00	9/11/2009 2:44:47 PM
Tylerh	$100.00	$100.00	9/13/2009 3:55:27 PM
impressive-loan	$100.00	$100.00	9/13/2009 9:54:27 PM
poeman	$25.00	$25.00	9/14/2009 2:59:43 PM
kmavm	$25.00	$25.00	9/15/2009 12:00:39 PM
SNL_Svs	$25.00	$25.00	9/15/2009 4:21:45 PM
dbluesea	$25.00	$25.00	9/15/2009 4:23:06 PM
runner262	$25.00	$25.00	9/15/2009 4:25:54 PM
wwwUniversal	$25.00	$25.00	9/15/2009 4:41:23 PM
CPAMAN	$25.00	$25.00	9/15/2009 4:18:42 PM
ChrisTJ	$25.00	$25.00	9/15/2009 5:18:50 PM
dparkhom	$25.00	$25.00	9/15/2009 6:35:30 PM
cospilot	$25.00	$25.00	9/15/2009 8:00:42 PM
hyrolln	$25.00	$25.00	9/16/2009 6:45:22 AM
samo102us	$25.00	$25.00	9/16/2009 9:36:57 AM
snoopey100	$25.00	$25.00	9/16/2009 9:40:13 AM
Rule62	$25.00	$25.00	9/16/2009 3:15:47 PM
mathprof	$25.00	$25.00	9/16/2009 12:07:51 PM
punctual-worth	$25.00	$25.00	9/16/2009 4:34:50 PM
benroo	$25.00	$25.00	9/17/2009 12:53:32 PM
OSERENKUKU	$25.00	$25.00	9/17/2009 3:10:59 PM
scott1058	$45.10	$45.10	9/17/2009 7:35:37 PM
mclilpaws	$26.93	$26.93	9/17/2009 11:40:01 PM
lendcraft	$25.00	$25.00	9/18/2009 1:47:43 AM
dough-bear	$26.93	$26.93	9/18/2009 4:29:55 AM
jlr613	$25.00	$25.00	9/18/2009 5:39:09 AM
hayhelp	$25.00	$25.00	9/18/2009 6:19:48 AM
Ananya	$25.00	$25.00	9/18/2009 6:18:46 AM
gilbow	$25.00	$25.00	9/18/2009 7:48:50 AM
saffron4	$25.00	$25.00	9/18/2009 9:53:43 AM
capital-galaxy	$25.00	$25.00	9/18/2009 9:39:00 AM
wampum-proton	$25.00	$25.00	9/18/2009 9:47:16 AM
skro	$25.00	$25.00	9/18/2009 9:52:52 AM
brmar	$25.00	$25.00	9/18/2009 10:08:13 AM
JumpinJackFlash	$25.00	$25.00	9/18/2009 10:48:39 AM
best-generosity-financier	$25.00	$25.00	9/18/2009 4:19:16 PM
marwadi-62	$25.00	$25.00	9/19/2009 6:58:54 PM
CarDealer3070	$30.00	$30.00	9/8/2009 11:11:42 AM
secobarbital	$25.00	$25.00	9/8/2009 10:53:09 AM
lagnisiruk	$25.00	$25.00	9/8/2009 11:11:05 AM
anton	$25.00	$25.00	9/9/2009 4:10:55 AM
Sateesh	$48.62	$48.62	9/8/2009 8:53:28 PM
firewomin	$25.00	$25.00	9/9/2009 6:52:32 PM
seisen	$50.00	$50.00	9/10/2009 4:47:48 PM
IPG1	$25.00	$25.00	9/11/2009 6:30:24 AM
dinero-mason	$47.78	$47.78	9/11/2009 8:26:23 AM
Dreams4Cash	$25.00	$25.00	9/14/2009 4:29:51 AM
MidnightBank	$25.00	$25.00	9/13/2009 8:38:19 PM
YoungSuccessLLC	$25.00	$25.00	9/14/2009 4:53:12 PM
YQQ	$25.00	$25.00	9/14/2009 4:57:04 PM
testobsessed	$100.00	$100.00	9/14/2009 4:55:50 PM
Artist_Blue	$25.00	$25.00	9/14/2009 4:57:08 PM
AF_Trust	$25.00	$25.00	9/14/2009 5:33:58 PM
affluence-tycoon	$50.00	$50.00	9/14/2009 4:59:10 PM
UCLA4life	$25.00	$25.00	9/14/2009 5:46:23 PM
MicroPod	$25.00	$25.00	9/14/2009 7:05:16 PM
PatRichi	$25.00	$25.00	9/15/2009 11:45:09 AM
treasure-bliss	$50.00	$50.00	9/15/2009 12:05:45 PM
yomanie	$25.00	$25.00	9/15/2009 11:36:48 AM
honorable-yield	$25.00	$25.00	9/15/2009 4:18:59 PM
westsidehighway	$25.00	$25.00	9/15/2009 4:23:24 PM
deepblue34	$30.00	$30.00	9/15/2009 5:07:20 PM
JRockdown	$25.00	$25.00	9/15/2009 5:03:37 PM
MissionMicroFinance	$25.00	$25.00	9/15/2009 5:04:25 PM
bazaar-tulip	$25.00	$25.00	9/15/2009 5:05:09 PM
unk1911	$25.00	$25.00	9/16/2009 7:10:16 AM
turbine5	$25.00	$25.00	9/16/2009 8:05:28 AM
JDFuego	$25.00	$25.00	9/15/2009 8:50:17 PM
gm93001	$25.00	$25.00	9/16/2009 10:16:00 AM
bid-papyrus	$25.00	$25.00	9/16/2009 4:34:58 PM
bmbanzai	$25.00	$25.00	9/16/2009 8:15:33 PM
Brainworm	$25.00	$25.00	9/17/2009 4:51:13 PM
Georgetastic	$25.00	$25.00	9/17/2009 4:39:16 PM
neighborly-bid	$25.00	$25.00	9/17/2009 5:35:45 PM
nicklds	$25.00	$25.00	9/17/2009 8:40:08 PM
crenen139	$25.00	$25.00	9/18/2009 9:07:30 AM
gold-blanket	$38.28	$38.28	9/18/2009 9:06:25 AM
Jeff89	$25.00	$25.00	9/18/2009 9:41:57 AM
lawyervon	$25.00	$25.00	9/18/2009 10:07:52 AM
2ravens	$25.00	$25.00	9/18/2009 9:42:48 AM
Papa_Mema	$50.00	$50.00	9/18/2009 9:49:01 AM
bluecat2	$25.00	$25.00	9/18/2009 9:54:33 AM
GElender	$25.00	$25.00	9/18/2009 10:08:07 AM
deal-pinnacle7	$25.00	$24.28	9/18/2009 10:55:01 AM
shoedds	$25.00	$25.00	9/18/2009 10:54:24 AM
admirable-credit	$25.00	$25.00	9/18/2009 3:00:19 PM
paymaster1	$40.00	$40.00	9/18/2009 6:51:12 PM
bst	$60.00	$60.00	9/18/2009 9:46:51 PM
bst	$38.00	$38.00	9/19/2009 9:24:57 PM
99 bids
Borrower Payment Dependent Notes Series 423393
This series of Notes was issued and sold upon the funding of the borrower loan #38686, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$1,500.00	Prosper Rating:	D	Auction start date:	Sep-10-2009
Term:	36 months	Estimated loss:	10.0%	Auction end date:	Sep-24-2009

Starting lender yield:	26.38%	Starting borrower rate/APR:	27.38% / 29.99%	Starting monthly payment:	$61.54
Final lender yield:	23.00%	Final borrower rate/APR:	24.00% / 26.55%	Final monthly payment:	$58.85

Auction yield range:	11.18% - 26.38%	Estimated loss impact:	10.56%
Lender servicing fee:	1.00%	Estimated return:	12.44%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	7	First credit line:	Aug-2000	Debt/Income ratio:	41%
Credit score:	640-660 (Sep-2009)	Current / open credit lines:	6 / 5	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	13	Length of status:	1y 4m
Amount delinquent:	$0	Revolving credit balance:	$0	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	0%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	7	Homeownership:	Yes
Inquiries last 6m:	1
Screen name:	the-pal	Borrower's state:	Georgia	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	11 ( 100% )	640-660 (Latest)
Principal borrowed:	$1,500.00	< mo. late:	0 ( 0% )	640-660 (Aug-2008)
Principal balance:	$1,177.44	1+ mo. late:	0 ( 0% )
Total payments billed:	11
Description
baby furniture
Purpose of loan:
This loan will be used to buy baby furniture for our first born child.

My financial situation:
We are good candidates for this loan.? This will be our 2nd prosper loan, we have been current on our first loan.? My wife and I both have good jobs, she is a teacher, and i'm a sound engineer.? We would love your help, the money will be used to buy baby furniture for our baby boy who is on the way.? Thanks in advance!!!

Monthly net income: $ 4250

Monthly expenses: $
??Housing: $ 1050
??Insurance: $ 160
??Car expenses: $1000
??Utilities: $ 400
??Phone, cable, internet: $ 140
??Food, entertainment: $ 150
??Clothing, household expenses $
??Credit cards and other loans: $
??Other expenses: $
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

unequivocal-velocity	$25.00	$25.00	9/12/2009 9:26:14 PM
dragonflywings	$25.00	$25.00	9/24/2009 10:55:43 AM
momsloans	$25.00	$25.00	9/24/2009 12:04:18 PM
ddimports	$25.00	$25.00	9/24/2009 12:08:29 PM
maga	$100.00	$100.00	9/24/2009 12:13:01 PM
gm93001	$300.00	$300.00	9/24/2009 3:42:03 PM
credit-maestro	$60.84	$60.84	9/24/2009 1:43:18 PM
bhargapa	$200.00	$200.00	9/24/2009 4:12:16 PM
visionary-currency	$300.00	$76.96	9/24/2009 3:39:06 PM
Wachocia	$25.00	$25.00	9/24/2009 3:45:11 PM
bhargapa	$25.00	$25.00	9/24/2009 4:13:01 PM
Engineer44	$35.00	$35.00	9/24/2009 4:13:24 PM
deepblue34	$25.00	$25.00	9/19/2009 8:18:28 AM
investment-cluster	$50.00	$50.00	9/22/2009 5:52:36 PM
Leshan	$100.00	$100.00	9/24/2009 8:38:47 AM
wizard750	$40.00	$40.00	9/24/2009 12:26:40 PM
CarlosCespedes	$25.04	$25.04	9/24/2009 12:35:09 PM
efficient-bid2	$25.00	$25.00	9/24/2009 3:42:51 PM
whitewolf7	$25.00	$25.00	9/24/2009 3:49:19 PM
zztopdog	$25.00	$25.00	9/24/2009 4:08:24 PM
bhargapa	$25.00	$25.00	9/24/2009 4:12:40 PM
resolute-liberty	$25.00	$25.00	9/24/2009 3:27:13 PM
boodo	$212.16	$212.16	9/24/2009 3:11:44 PM
23 bids
Borrower Payment Dependent Notes Series 423619
This series of Notes was issued and sold upon the funding of the borrower loan #38720, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$1,000.00	Prosper Rating:	A	Auction start date:	Sep-10-2009
Term:	36 months	Estimated loss:	2.1%	Auction end date:	Sep-19-2009

Starting lender yield:	10.33%	Starting borrower rate/APR:	11.33% / 14.92%	Starting monthly payment:	$32.90
Final lender yield:	10.33%	Final borrower rate/APR:	11.33% / 14.92%	Final monthly payment:	$32.90

Auction yield range:	4.18% - 10.33%	Estimated loss impact:	2.13%
Lender servicing fee:	1.00%	Estimated return:	8.20%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	10	First credit line:	Nov-1994	Debt/Income ratio:	16%
Credit score:	700-720 (Sep-2009)	Current / open credit lines:	8 / 7	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	27	Length of status:	4y 11m
Amount delinquent:	$0	Revolving credit balance:	$3,622	Occupation:	Retail Management
Public records last 12m / 10y:	0/ 1	Bankcard utilization:	75%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	0
Screen name:	Kman	Borrower's state:	Florida	Borrower's group:	440+ Supporting Lenders. Get FUNDED @ LOWER % than ANY group
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 1	On-time:	14 ( 100% )	700-720 (Latest)
Principal borrowed:	$1,000.00	< mo. late:	0 ( 0% )	680-700 (Dec-2007) 700-720 (Jul-2006)
Principal balance:	$0.00	1+ mo. late:	0 ( 0% )
Total payments billed:	14
Description
paying off medical bills
We are a family with 3 children who have managed to have significant injuries this past year.? Luckily everyone is fine, but a significant amount of doctor and hospital bills have piled up.? We have paid down the larger bills, but are left with many with small amounts.? We are looking for this loan to pay off the remaining bills.
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

rangers94	$25.00	$25.00	9/10/2009 4:16:45 PM
CULPEPPERGROUP	$25.00	$25.00	9/13/2009 6:05:28 AM
vinayski	$25.00	$25.00	9/15/2009 8:35:05 PM
BAEVentures	$25.00	$25.00	9/17/2009 5:35:38 AM
Dollars4Rent	$25.00	$25.00	9/17/2009 3:33:03 PM
zone8	$150.00	$150.00	9/18/2009 11:46:58 AM
TheTimeIsNow	$25.00	$25.00	9/18/2009 12:46:56 PM
rce1964	$25.00	$25.00	9/18/2009 2:55:51 PM
tomjac2000	$25.00	$25.00	9/18/2009 5:34:52 PM
SwiDaddy	$25.00	$25.00	9/18/2009 5:37:53 PM
unequivocal-velocity	$25.00	$25.00	9/18/2009 7:29:29 PM
Syzygy	$25.00	$25.00	9/11/2009 7:25:43 AM
fairmaiden	$25.00	$25.00	9/11/2009 1:13:10 PM
EVS	$25.00	$25.00	9/11/2009 8:49:21 PM
coldfuzion	$40.00	$40.00	9/14/2009 9:49:08 PM
Bender	$43.32	$43.32	9/15/2009 7:06:41 PM
High-flyer	$25.00	$25.00	9/16/2009 8:57:19 AM
careful-wealth	$50.00	$50.00	9/16/2009 1:02:03 PM
scottysidewinder	$78.37	$78.37	9/16/2009 11:48:42 PM
sbv1689	$25.00	$14.96	9/18/2009 10:11:40 AM
PalmTreeIsland	$50.00	$50.00	9/18/2009 12:08:15 PM
CK1	$25.00	$25.00	9/18/2009 11:58:09 AM
kinetic-social	$26.00	$26.00	9/18/2009 3:38:20 PM
minista	$25.00	$25.00	9/18/2009 4:04:46 PM
oaktown11	$105.00	$105.00	9/18/2009 4:15:47 PM
bicyclist2270	$42.35	$42.35	9/18/2009 5:23:41 PM
26 bids
Borrower Payment Dependent Notes Series 423839
This series of Notes was issued and sold upon the funding of the borrower loan #38692, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$1,900.00	Prosper Rating:	HR	Auction start date:	Sep-10-2009
Term:	36 months	Estimated loss:	18.0%	Auction end date:	Sep-20-2009

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$85.95
Final lender yield:	34.00%	Final borrower rate/APR:	35.00% / 37.45%	Final monthly payment:	$85.95

Auction yield range:	17.18% - 34.00%	Estimated loss impact:	20.01%
Lender servicing fee:	1.00%	Estimated return:	13.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	4	First credit line:	Dec-1984	Debt/Income ratio:	10%
Credit score:	700-720 (Sep-2009)	Current / open credit lines:	6 / 6	Employment status:	Full-time employee
Now delinquent:	3	Total credit lines:	26	Length of status:	3y 8m
Amount delinquent:	$13,321	Revolving credit balance:	$602	Occupation:	Executive
Public records last 12m / 10y:	0/ 1	Bankcard utilization:	0%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	35	Homeownership:	Yes
Inquiries last 6m:	0
Screen name:	archmom1	Borrower's state:	Missouri	Borrower's group:	Perfect Payment History Borrowers
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 2	On-time:	50 ( 100% )	700-720 (Latest)
Principal borrowed:	$7,000.00	< mo. late:	0 ( 0% )	660-680 (May-2008) 660-680 (Sep-2006)
Principal balance:	$2,651.16	1+ mo. late:	0 ( 0% )
Total payments billed:	50
Description
Home Improvement
We would like to replace the windows in our home. The current windows are the 1945 originals, single pane w/ separate storm windows. We require (19) and have been offered a window that will qualify for the new 2009 Energy Efficient tax credit. We shopped for bids and found our best option at $3560 installed.The company we would like to use does not offer financing, so we would like to put $1660 toward the purchase and borrow the remainder.

I have included our income and expenses below to show we would have no problem covering our prosper payment. We have a long history with Prosper and have a perfect payment history with all our Prosper obligations. Please forward any questions or requests for additional information you may have.Thanks

Net Monthly Income........................ $4300

Expenses
Mortgage ..................................... ( $1434)
Utilities......................................... ( $ 350)
School Tuition............................... ( $ 810)
Food ........................................... ( $ 400)
Insurance..................................... ( $ 150)
Loan (both Prosper)......................? ( $ 235)
Misc. .........................................? ( $ 300)

We own both of our vehicles outright.
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
Q: What's the $13,000 in delinquencies? - noble-revenue
A: The majority (95%) of the deliquency amount is student loans. In the last ten years we have reduced that debt by about 75%(55K--12K). The remainder is a small personal property tax amount that we were billed for on a vehicle we had not owned for years. We are eliminating the student debt as quickly as we can and we have submitted all the documents requested to remove the tax bill from our names. (Sep-11-2009)
1 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

jeffe43	$50.00	$50.00	9/10/2009 6:07:11 PM
mrreynol	$25.00	$25.00	9/11/2009 10:00:49 AM
pyungpyung	$31.54	$31.54	9/11/2009 1:06:20 PM
ZOOOM	$50.00	$50.00	9/14/2009 6:56:30 AM
tashara	$25.00	$25.00	9/14/2009 4:22:33 PM
unk1911	$25.00	$25.00	9/14/2009 6:37:27 PM
aztocas	$25.00	$25.00	9/14/2009 7:21:51 PM
RainyDayFunds	$25.00	$25.00	9/14/2009 7:52:30 PM
gm93001	$150.00	$150.00	9/15/2009 12:49:22 PM
icanloanit2u	$100.00	$100.00	9/17/2009 9:13:17 AM
GlenBank	$75.00	$75.00	9/17/2009 3:44:49 PM
zone8	$200.00	$200.00	9/18/2009 11:59:39 AM
niceguy777	$25.00	$25.00	9/18/2009 3:53:12 PM
56bones	$25.00	$25.00	9/18/2009 4:47:30 PM
nhrma	$26.44	$26.44	9/18/2009 11:54:38 PM
checzwick	$25.00	$25.00	9/19/2009 5:50:48 AM
deepblue34	$25.00	$25.00	9/19/2009 8:23:25 AM
beach_bum	$25.00	$25.00	9/19/2009 5:51:22 PM
MBPB	$25.00	$25.00	9/20/2009 1:41:38 AM
Wyatte	$100.00	$100.00	9/19/2009 5:47:36 PM
noble-revenue	$50.00	$50.00	9/11/2009 8:46:40 AM
Jasmel	$100.00	$100.00	9/11/2009 10:14:59 AM
mrbill5548	$100.00	$100.00	9/12/2009 10:53:26 AM
aztocas	$25.00	$25.00	9/13/2009 7:09:51 AM
community-leader3	$25.00	$25.00	9/14/2009 4:26:51 AM
mobius_titan	$25.00	$25.00	9/14/2009 5:10:33 AM
TheAlchemist	$100.00	$100.00	9/14/2009 3:23:51 PM
CA_Lender	$25.00	$25.00	9/15/2009 7:42:50 AM
mrxtravis	$50.00	$50.00	9/16/2009 8:57:14 AM
gpuck	$25.00	$25.00	9/16/2009 2:20:15 PM
Jim33	$25.00	$25.00	9/16/2009 8:07:36 PM
brother_tam	$50.00	$50.00	9/17/2009 3:21:42 PM
investment-forte	$25.00	$25.00	9/17/2009 5:17:09 PM
philha99	$60.00	$60.00	9/18/2009 3:01:01 AM
jono9999	$125.00	$125.00	9/19/2009 5:57:00 AM
marwadi-62	$25.00	$25.00	9/19/2009 7:01:12 PM
JustMee	$25.00	$7.02	9/20/2009 6:23:02 AM
37 bids
Borrower Payment Dependent Notes Series 423312
This series of Notes was issued and sold upon the funding of the borrower loan #38711, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$1,000.00	Prosper Rating:	HR	Auction start date:	Sep-09-2009
Term:	36 months	Estimated loss:	18.0%	Auction end date:	Sep-17-2009

Starting lender yield:	18.00%	Starting borrower rate/APR:	19.00% / 22.76%	Starting monthly payment:	$36.66
Final lender yield:	17.18%	Final borrower rate/APR:	18.18% / 21.92%	Final monthly payment:	$36.24

Auction yield range:	17.18% - 18.00%	Estimated loss impact:	18.95%
Lender servicing fee:	1.00%	Estimated return:	-1.77%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	5	First credit line:	Dec-1994	Debt/Income ratio:	12%
Credit score:	680-700 (Aug-2009)	Current / open credit lines:	6 / 5	Employment status:	Full-time employee
Now delinquent:	2	Total credit lines:	40	Length of status:	25y 3m
Amount delinquent:	$14,129	Revolving credit balance:	$1,562	Occupation:	Fireman
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	96%	Stated income:	$75,000-$99,999
Delinquencies in last 7y:	17	Homeownership:	Yes
Inquiries last 6m:	2
Screen name:	crazyray1	Borrower's state:	Texas	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 1	On-time:	36 ( 100% )	680-700 (Latest)
Principal borrowed:	$2,000.00	< mo. late:	0 ( 0% )	600-620 (Jul-2008) 600-620 (Jan-2008) 620-640 (Dec-2007) 620-640 (Jun-2006)
Principal balance:	$0.00	1+ mo. late:	0 ( 0% )
Total payments billed:	36
Description
Shop Building
Purpose of loan:
This loan will be used to? pay for a share of constructing a? work shop.

My financial situation:
I am a good candidate for this loan because? I have decreased my debt load and am able to more easily work off-duty from the fire department as I am no longer having to attend to the needs of a medical hardship with my deceased mother.

Monthly net income: $ 4200

Monthly expenses: $
??Housing: $ 535
??Insurance: $ 200
??Car expenses: $ 425
??Utilities: $ 255
??Phone, cable, internet: $ 89
??Food, entertainment: $ 750
??Clothing, household expenses $
??Credit cards and other loans: $ 200
??Other expenses: $
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

IM-SHARKY	$1,000.00	$1,000.00	9/17/2009 7:36:30 AM
1 bids
Borrower Payment Dependent Notes Series 423732
This series of Notes was issued and sold upon the funding of the borrower loan #38679, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$4,900.00	Prosper Rating:	A	Auction start date:	Sep-14-2009
Term:	36 months	Estimated loss:	2.1%	Auction end date:	Sep-19-2009

Starting lender yield:	10.33%	Starting borrower rate/APR:	11.33% / 13.45%	Starting monthly payment:	$161.19
Final lender yield:	9.30%	Final borrower rate/APR:	10.30% / 12.41%	Final monthly payment:	$158.80

Auction yield range:	4.18% - 10.33%	Estimated loss impact:	2.13%
Lender servicing fee:	1.00%	Estimated return:	7.17%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	9	First credit line:	May-1998	Debt/Income ratio:	30%
Credit score:	740-760 (Sep-2009)	Current / open credit lines:	9 / 8	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	58	Length of status:	0y 2m
Amount delinquent:	$0	Revolving credit balance:	$15,342	Occupation:	Teacher
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	63%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	1
Screen name:	precious-camaraderi	Borrower's state:	Florida	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Website for Sign Language Videos
Purpose of loan:
This loan will be used to? create a social collaboration site base around sign language.? I originally had a website www.signlanguagetube.com but I have taken it down because it was too basic and needed a complete overhaul.? I want to draw in more users and I need it to have safety features so that teachers and students can access the site in schools.? The ultimate goal will be to offer courses for homeschool and private school students needing a foreign language.? The money will be used to buy proper video and computer equipment along with hiring a designer to create the site.

My financial situation:
I am a good candidate for this loan because?I am responsible, have a good credit history and despite the large amounts of students loans, I don't have a lot of personal credit to repay and that which I do I have made steady payments on.? I have been paying almost $200 a month to host my site and now have other options for hosting so that money will also be available now to help repay back this loan.? I will be offering teaching DVDs, workshops, books and using Google Ads to help supplement my personal income also.
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
Q: How long have you been into the business? What type of income are you making per monthly/year. - larken
A: I have been teaching Sign Language for 4 years and built a very low-end website almost 2 years ago for my students to use. The website had over 1000 worldwide members and I made $25-100 on Google ads a month. The site was lost when the server I was using crashed so I believe that with a better company the site can be even better and continue growing. I make $43k a year as a teacher and have money set aside each month to maintain the site and to repay the loan. Thank you. (Sep-15-2009)
Q: No question, I just want to say good luck and that I am a big fan of what you are doing. - member123
A: Thank you! I hope you'll come visit the site when it's up and running! (Sep-15-2009)
Q: Will all of your income from the new website depend on revenue from Google ads? Do you expect the same earnings per month, or a bit more? - brianguy
A: The original signlanguagetube.com site was not set-up properly to draw in a lot of visitors through search engines and I did not use a lot of keywords that would help in the Google ads. My goal is to incorporate more revenue driving techniques into the website which should drive the Google ad profit up substantially. In addition to the Google ads I will be selling some unique sign language videos and items that will contribute some. Thanks for asking! (Sep-19-2009)
Q: How long will it take you to get your new site up and running and making money? Thanks! - brianguy
A: Since I already know exactly what I want and need I hope to have the project completed and up within 2-4 weeks. I have several companies and freelancers bidding to re-build my site. Thanks for asking! (Sep-19-2009)
4 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

bazaar-tulip	$25.00	$25.00	9/14/2009 5:00:39 PM
lagnisiruk	$25.00	$25.00	9/14/2009 5:10:44 PM
skuba	$50.00	$50.00	9/14/2009 5:12:44 PM
bchen78875	$50.00	$50.00	9/14/2009 5:13:21 PM
testobsessed	$100.00	$100.00	9/14/2009 5:14:02 PM
elasermd	$50.00	$50.00	9/14/2009 5:14:11 PM
rjleves	$25.00	$25.00	9/14/2009 5:17:40 PM
Cherrypicker06	$25.00	$25.00	9/14/2009 5:10:56 PM
understanding-marketplace	$100.00	$100.00	9/14/2009 5:13:34 PM
LoanGiver	$25.00	$25.00	9/14/2009 5:16:04 PM
nuclearmoose	$25.00	$25.00	9/14/2009 5:19:21 PM
mikeandcat	$50.00	$50.00	9/14/2009 5:20:32 PM
MidnightBank	$25.00	$25.00	9/14/2009 5:26:53 PM
Goodlender42	$25.00	$25.00	9/14/2009 5:27:14 PM
compoundinterest	$50.00	$50.00	9/14/2009 5:31:20 PM
Cai8899	$25.00	$25.00	9/14/2009 5:10:11 PM
Sid-K	$50.00	$50.00	9/14/2009 5:12:15 PM
cash-sensai2	$25.00	$25.00	9/14/2009 5:13:00 PM
snowman34	$25.00	$25.00	9/14/2009 7:02:57 PM
Coach2often	$26.85	$26.85	9/14/2009 7:08:15 PM
larken	$25.00	$25.00	9/15/2009 7:31:06 AM
CPAMAN	$25.00	$25.00	9/15/2009 10:49:59 AM
ok	$25.00	$25.00	9/15/2009 5:15:51 PM
rjglender	$25.00	$25.00	9/15/2009 5:35:40 PM
RICHMONDREB	$25.00	$25.00	9/16/2009 2:59:34 AM
bowdish1	$36.97	$36.97	9/15/2009 5:50:32 PM
pbeach05	$25.00	$25.00	9/16/2009 10:01:20 AM
Artist_Blue	$25.00	$25.00	9/16/2009 11:20:11 AM
fsa3	$25.00	$25.00	9/16/2009 3:22:03 PM
BigLinCT	$50.00	$50.00	9/16/2009 5:20:31 PM
flexiboy35	$25.00	$25.00	9/16/2009 5:35:26 PM
bmbanzai	$25.00	$25.00	9/16/2009 8:15:16 PM
crenen139	$25.00	$25.00	9/16/2009 8:40:30 PM
dealarella	$25.00	$25.00	9/17/2009 4:37:29 AM
FL-Lender	$25.00	$25.00	9/16/2009 8:03:33 PM
benroo	$25.00	$25.00	9/17/2009 12:54:39 PM
jchix	$25.00	$25.00	9/17/2009 2:21:48 PM
gold-cluster	$25.00	$25.00	9/17/2009 12:21:03 PM
JJS180	$25.00	$25.00	9/17/2009 5:10:27 PM
wormdc	$25.00	$25.00	9/17/2009 5:01:56 PM
Masterlender	$25.00	$25.00	9/17/2009 8:25:08 PM
sparky1129	$25.00	$25.00	9/17/2009 8:10:45 PM
neenerman	$25.00	$25.00	9/17/2009 7:27:37 PM
bruin558	$46.74	$46.74	9/18/2009 4:53:42 AM
vacation-funding	$25.00	$25.00	9/18/2009 6:58:10 AM
ritchie70	$25.00	$25.00	9/18/2009 7:51:45 AM
aajwm	$50.00	$50.00	9/18/2009 7:50:08 AM
totoro	$25.00	$25.00	9/18/2009 8:04:42 AM
longisland47m	$25.00	$25.00	9/18/2009 7:50:56 AM
CoolHelp	$25.00	$25.00	9/18/2009 8:11:49 AM
TK4	$25.00	$25.00	9/18/2009 8:31:03 AM
MissionMicroFinance	$25.00	$25.00	9/18/2009 8:31:45 AM
museic1	$25.00	$25.00	9/18/2009 8:32:20 AM
brightest-revenue-spark	$25.00	$25.00	9/18/2009 9:54:03 AM
financelover	$25.00	$25.00	9/18/2009 10:06:14 AM
djs81	$25.00	$25.00	9/18/2009 10:09:13 AM
ClearLake	$25.00	$25.00	9/18/2009 9:49:52 AM
hayhelp	$25.00	$25.00	9/18/2009 9:50:54 AM
888168	$38.42	$38.42	9/18/2009 10:10:51 AM
SNH	$50.00	$50.00	9/18/2009 10:11:16 AM
bennyj	$25.00	$25.00	9/18/2009 10:58:05 AM
j48	$25.00	$25.00	9/18/2009 10:51:28 AM
PatRichi	$25.00	$25.00	9/18/2009 11:09:19 AM
mathprof	$25.00	$25.00	9/18/2009 12:06:29 PM
Octavian315	$50.00	$50.00	9/18/2009 12:30:59 PM
SeaLoans	$25.00	$25.00	9/18/2009 12:43:56 PM
monstersdad	$50.00	$50.00	9/18/2009 1:05:08 PM
Raser	$25.00	$25.00	9/18/2009 1:12:58 PM
HoyaHeel	$40.00	$40.00	9/18/2009 1:59:32 PM
thedoctor	$25.00	$25.00	9/18/2009 2:54:06 PM
miked8303	$25.00	$25.00	9/18/2009 3:35:21 PM
KiwiElf	$30.00	$30.00	9/18/2009 4:03:24 PM
conceptpi	$25.00	$25.00	9/18/2009 4:26:53 PM
lending-bear	$50.00	$50.00	9/18/2009 5:02:11 PM
superchicken	$25.00	$25.00	9/18/2009 6:54:29 PM
bansir	$25.00	$25.00	9/18/2009 6:55:02 PM
kayakg	$25.00	$25.00	9/18/2009 7:21:57 PM
sbv1689	$25.00	$25.00	9/19/2009 9:17:41 AM
honorable-yield	$50.00	$50.00	9/14/2009 5:11:42 PM
personal-lender	$25.00	$25.00	9/14/2009 5:16:32 PM
five-star-justice	$36.00	$36.00	9/14/2009 5:17:17 PM
crossborders	$25.00	$25.00	9/14/2009 5:18:32 PM
don8ter	$60.00	$60.00	9/14/2009 5:11:10 PM
DukSerduk	$25.00	$25.00	9/14/2009 5:12:28 PM
yank918	$25.00	$25.00	9/14/2009 5:22:56 PM
seasportsguy	$25.00	$25.00	9/14/2009 5:14:28 PM
Moron_Buffet	$25.00	$25.00	9/14/2009 5:15:27 PM
Halos2002	$50.00	$50.00	9/14/2009 5:19:58 PM
kinetic-diversification	$50.00	$50.00	9/14/2009 5:34:05 PM
Hogpilot	$25.00	$25.00	9/14/2009 5:28:53 PM
langdonx	$50.00	$50.00	9/14/2009 5:39:41 PM
engaging-worth	$30.00	$30.00	9/14/2009 5:42:43 PM
gm93001	$25.00	$25.00	9/14/2009 5:41:56 PM
Kame	$25.00	$25.00	9/14/2009 5:15:50 PM
gold-tsunami	$25.00	$25.00	9/14/2009 5:16:53 PM
sas19	$25.00	$25.00	9/14/2009 5:29:25 PM
rose88	$25.00	$25.00	9/14/2009 5:40:17 PM
top-impressive-dinero	$25.00	$25.00	9/14/2009 11:56:55 PM
oldscratch72	$25.00	$25.00	9/15/2009 9:15:58 AM
bid-papyrus	$50.00	$50.00	9/15/2009 9:19:44 AM
turbine5	$40.00	$40.00	9/15/2009 11:06:09 AM
impartial-deal	$25.00	$25.00	9/15/2009 12:00:33 PM
noble-revenue	$25.00	$25.00	9/15/2009 3:40:13 PM
goofy15975	$25.00	$25.00	9/15/2009 4:21:08 PM
CULPEPPERGROUP	$25.00	$25.00	9/15/2009 7:16:30 PM
buckyhead2000	$25.00	$25.00	9/16/2009 5:45:09 AM
degster	$25.00	$25.00	9/16/2009 8:45:52 AM
uncleegg	$25.00	$25.00	9/16/2009 3:15:40 AM
kenyonhillbilly	$25.00	$25.00	9/16/2009 12:03:28 PM
Moby	$50.00	$50.00	9/16/2009 3:55:31 PM
Syzygy	$25.00	$25.00	9/16/2009 12:58:50 PM
Dreams4Cash	$25.00	$25.00	9/16/2009 8:12:36 PM
SKOAL	$25.00	$25.00	9/16/2009 8:26:39 PM
CorporateT00l	$25.00	$25.00	9/16/2009 4:13:50 PM
SnE	$25.00	$25.00	9/17/2009 4:23:35 AM
Avala	$25.00	$25.00	9/17/2009 6:15:37 AM
Barak	$80.00	$80.00	9/17/2009 8:21:09 AM
JnL	$25.00	$25.00	9/16/2009 7:27:31 PM
Lendomatic	$25.00	$25.00	9/17/2009 3:45:24 AM
Castellan	$25.00	$25.00	9/17/2009 2:11:06 PM
jasperpants	$25.00	$25.00	9/17/2009 4:55:43 PM
credit-coach118	$25.00	$25.00	9/17/2009 6:47:09 PM
pseudokris	$25.00	$25.00	9/17/2009 7:00:01 PM
rulender	$50.00	$50.00	9/17/2009 7:42:06 PM
RandyL3	$50.00	$50.00	9/17/2009 8:32:46 PM
BuckNaikid	$25.00	$25.00	9/17/2009 7:57:36 PM
LPSolutions	$25.00	$25.00	9/17/2009 8:25:05 PM
ScottJ	$25.00	$25.00	9/17/2009 9:26:38 PM
Weaverville	$25.00	$25.00	9/17/2009 8:50:15 PM
imagenki	$25.00	$25.00	9/17/2009 9:45:44 PM
jt88	$25.00	$25.00	9/17/2009 7:27:33 PM
NomoredebtCA	$25.00	$25.00	9/17/2009 11:17:05 PM
js60l	$25.00	$25.00	9/18/2009 4:58:06 AM
practice44	$25.00	$25.00	9/18/2009 7:13:03 AM
majormoves1	$25.00	$25.00	9/18/2009 7:24:13 AM
friendlyviking	$25.00	$25.00	9/18/2009 9:19:04 AM
bid-wonder	$25.00	$25.00	9/18/2009 9:51:13 AM
linklady	$50.00	$50.00	9/18/2009 10:06:27 AM
top-unflappable-economy	$50.00	$50.00	9/18/2009 10:09:55 AM
market-assembler	$50.00	$50.00	9/18/2009 1:00:13 PM
reo379	$50.00	$50.00	9/18/2009 12:11:44 PM
brainy-dedication	$25.00	$25.00	9/18/2009 1:07:58 PM
onegoodlender	$25.00	$25.00	9/18/2009 12:48:30 PM
silver-ace	$25.00	$25.00	9/18/2009 1:15:03 PM
szetowski	$25.00	$25.00	9/18/2009 2:13:25 PM
pulmdoc	$25.00	$25.00	9/18/2009 2:44:10 PM
gogmagog	$43.15	$43.15	9/18/2009 2:47:13 PM
BayShell	$40.00	$40.00	9/18/2009 3:53:38 PM
rmachi	$25.00	$25.00	9/18/2009 4:03:20 PM
mattbly	$25.00	$25.00	9/18/2009 4:18:14 PM
kanpur63	$25.00	$25.00	9/18/2009 4:25:45 PM
LuckySF	$50.00	$50.00	9/18/2009 5:02:24 PM
meux99	$25.00	$25.00	9/18/2009 5:03:57 PM
kloan	$25.00	$25.00	9/18/2009 5:12:31 PM
moneylender987	$25.00	$25.00	9/18/2009 6:46:44 PM
Jassi	$25.00	$1.87	9/18/2009 7:34:47 PM
Jiangtao	$25.00	$25.00	9/19/2009 12:45:01 AM
157 bids
Borrower Payment Dependent Notes Series 423844
This series of Notes was issued and sold upon the funding of the borrower loan #38714, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$4,500.00	Prosper Rating:	C	Auction start date:	Sep-11-2009
Term:	36 months	Estimated loss:	8.0%	Auction end date:	Sep-25-2009

Starting lender yield:	22.68%	Starting borrower rate/APR:	23.68% / 25.97%	Starting monthly payment:	$175.79
Final lender yield:	19.50%	Final borrower rate/APR:	20.50% / 22.74%	Final monthly payment:	$168.38

Auction yield range:	8.18% - 22.68%	Estimated loss impact:	8.45%
Lender servicing fee:	1.00%	Estimated return:	11.05%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	8	First credit line:	Oct-2005	Debt/Income ratio:	28%
Credit score:	700-720 (Sep-2009)	Current / open credit lines:	5 / 5	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	6	Length of status:	2y 8m
Amount delinquent:	$0	Revolving credit balance:	$5,774	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	18%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	3
Screen name:	deal-elevator	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Credit debt payment
Purpose of loan:
This loan will be used to? payoff my credit card debt

My financial situation:
I am a good candidate for this loan because? i am a responsible payer and a hardworking individual that is trying to do my best so i can provide for my family.i am confident i can make my monthly dues and will be able to pay the loan amount.

Monthly net income: $ 2,960

Monthly expenses: $
??Housing: $
??Insurance: $
??Car expenses: $ 400
??Utilities: $
??Phone, cable, internet: $ 53
??Food, entertainment: $ 200
??Clothing, household expenses $
??Credit cards and other loans: $ i dont use my credit cards now..my outstanding balance is lower now
??Other expenses: $ 100
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
Q: Hey deal-- What were the 3 inquiries in the last six months about? Thanks and good luck with your listing. - bondhedger
A: hi bondhedger, i had to try 3 times to be able to successfully get a loan.i am patient and responsible so wish me luck! tnx all the support from guys like you! more power and prosperity! (Sep-15-2009)
Q: If you don't mind me asking, what is your occupation or field of work. Thank you. - l2fp
A: i work as a private duty caregiver and a medical courier! i am confident i would have enough money to payoff my loan in due time or earlier and im responsible enough to do it, tnx for your question and more power and prosperity! (Sep-15-2009)
Q: why no housing bill? - lasalle123
A: hi lasalle123, i dont pay any rent because my sister gave me a room in her place. (Sep-18-2009)
3 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

Bank_Of_XL	$50.00	$50.00	9/12/2009 5:15:33 AM
MSCG	$36.08	$36.08	9/13/2009 7:20:33 AM
Unitas4302	$50.00	$50.00	9/13/2009 5:38:11 AM
marwadi-62	$50.00	$50.00	9/16/2009 6:06:38 AM
kushbomb	$25.00	$25.00	9/16/2009 11:56:04 PM
jguerrajr	$25.00	$25.00	9/17/2009 1:22:13 PM
mark1017-31	$25.00	$25.00	9/18/2009 1:14:03 AM
curious166	$50.00	$50.00	9/18/2009 7:00:18 PM
fireferd	$100.00	$100.00	9/19/2009 9:37:28 PM
szetheli	$99.00	$99.00	9/20/2009 3:09:53 PM
jonric777	$25.00	$25.00	9/22/2009 1:12:33 PM
foxworthy77	$40.62	$40.62	9/23/2009 3:25:55 PM
eclicknsave	$35.00	$35.00	9/23/2009 10:53:55 PM
Cashlender1992	$25.00	$25.00	9/24/2009 7:50:56 AM
Leshan	$50.00	$50.00	9/24/2009 8:45:56 AM
Digs	$25.00	$25.00	9/24/2009 8:53:54 AM
kindness-jedi	$25.00	$25.00	9/24/2009 12:07:02 PM
JTHarris	$50.00	$50.00	9/24/2009 1:37:25 PM
admirable-credit	$25.00	$25.00	9/24/2009 4:45:04 PM
BONSAY	$50.00	$50.00	9/24/2009 6:02:37 PM
BDS	$50.00	$50.00	9/24/2009 6:07:44 PM
labyrinth0	$25.00	$25.00	9/24/2009 5:47:47 PM
gilbrear	$25.00	$25.00	9/24/2009 6:18:09 PM
Loan_shark718	$100.00	$100.00	9/24/2009 8:28:42 PM
financebob	$25.00	$25.00	9/24/2009 7:07:42 PM
alvinsl	$25.00	$25.00	9/24/2009 6:55:11 PM
mark1017-31	$25.00	$25.00	9/24/2009 11:59:00 PM
gothampark	$25.00	$25.00	9/25/2009 12:53:23 AM
gjm6d	$45.00	$45.00	9/24/2009 8:31:31 PM
RobinHood	$50.00	$50.00	9/24/2009 7:35:49 PM
payout-magician	$25.00	$25.00	9/24/2009 11:34:56 PM
Mikale360	$25.00	$25.00	9/25/2009 6:36:50 AM
Kanyon	$50.00	$50.00	9/25/2009 1:39:34 AM
money-expert	$25.00	$25.00	9/25/2009 5:18:14 AM
Mindful7	$25.00	$25.00	9/25/2009 6:01:30 AM
bitano	$50.00	$50.00	9/25/2009 6:32:47 AM
maga	$50.00	$50.00	9/25/2009 7:55:51 AM
mpatrick	$28.56	$28.56	9/25/2009 7:39:27 AM
martymaniaman	$25.00	$25.00	9/25/2009 9:08:28 AM
Jinja	$25.18	$25.18	9/25/2009 11:27:46 AM
Tikibarman	$50.00	$50.00	9/25/2009 1:08:29 PM
ludacris	$57.79	$57.79	9/25/2009 11:49:00 AM
ChewyZ	$25.00	$25.00	9/25/2009 12:00:36 PM
Pages	$25.00	$25.00	9/25/2009 1:56:22 PM
JayIsABear	$25.00	$25.00	9/25/2009 2:23:40 PM
rockhound84	$25.00	$25.00	9/25/2009 1:13:13 PM
SGDebt	$100.00	$100.00	9/25/2009 1:54:46 PM
libraryfrenzy	$25.00	$25.00	9/25/2009 2:50:07 PM
visionary-currency	$300.00	$300.00	9/25/2009 3:16:18 PM
little_shark_J	$25.00	$25.00	9/25/2009 3:25:25 PM
gpuck	$25.00	$25.00	9/25/2009 3:45:30 PM
JDWCARD	$40.00	$40.00	9/25/2009 3:51:27 PM
zztopdog	$25.00	$25.00	9/25/2009 3:58:41 PM
dough-shooter	$50.00	$50.00	9/25/2009 4:02:27 PM
Madron	$50.00	$50.00	9/12/2009 3:49:18 AM
SpeedyTBC	$25.00	$25.00	9/13/2009 6:25:59 PM
doubledb	$30.00	$30.00	9/17/2009 1:49:34 PM
CK1	$25.00	$25.00	9/17/2009 7:55:19 PM
mark1017-31	$25.00	$25.00	9/18/2009 5:39:59 PM
Sol_Invictus	$25.00	$25.00	9/19/2009 12:53:36 PM
ksubd	$50.00	$50.00	9/19/2009 11:48:13 PM
Pizzaman49	$25.00	$25.00	9/20/2009 11:12:54 AM
resolute-liberty	$25.00	$25.00	9/21/2009 11:40:45 AM
the-durability-planetarium	$100.00	$100.00	9/21/2009 7:56:43 PM
kain11286	$35.00	$35.00	9/22/2009 11:09:28 AM
JauaFlash	$25.00	$25.00	9/22/2009 1:30:42 PM
drjekyllus	$25.00	$25.00	9/23/2009 4:52:17 PM
zapquoc	$25.00	$25.00	9/23/2009 6:59:43 PM
momoney2lend	$25.00	$25.00	9/23/2009 8:11:42 PM
sorace	$50.00	$50.00	9/24/2009 8:17:58 AM
VAGweilo	$50.00	$50.00	9/24/2009 11:45:27 AM
wizard750	$40.00	$40.00	9/24/2009 12:35:19 PM
congardner1	$25.00	$25.00	9/24/2009 5:18:53 PM
catnip007	$25.00	$25.00	9/24/2009 6:05:22 PM
FL-Lender	$25.00	$25.00	9/24/2009 4:46:23 PM
UC3307	$70.00	$70.00	9/24/2009 4:47:56 PM
maga	$50.00	$50.00	9/24/2009 5:37:14 PM
BONSAY	$25.00	$25.00	9/24/2009 6:02:18 PM
riptide615	$600.00	$600.00	9/24/2009 6:22:35 PM
SweatyBalls	$50.00	$50.00	9/24/2009 7:06:06 PM
the-profit-oracle	$25.00	$25.00	9/24/2009 7:43:44 PM
Bobusa	$25.00	$25.00	9/25/2009 4:48:41 AM
Taho	$50.00	$50.00	9/25/2009 6:36:32 AM
credit-missile	$105.53	$105.53	9/25/2009 8:04:55 AM
texrob20	$25.00	$25.00	9/25/2009 9:32:51 AM
active-return	$25.00	$25.00	9/25/2009 10:14:33 AM
auction-sergeant	$50.00	$50.00	9/25/2009 12:11:20 PM
DMKAssetManagement	$25.00	$25.00	9/25/2009 2:29:09 PM
dorypro	$25.00	$25.00	9/25/2009 12:25:31 PM
mark1017-31	$25.00	$25.00	9/25/2009 3:11:41 PM
drewdog365	$50.00	$50.00	9/25/2009 1:20:11 PM
momentous-gold	$25.00	$25.00	9/25/2009 1:27:03 PM
twjh	$25.00	$25.00	9/25/2009 3:50:31 PM
Savings_EQ_Dignity	$40.00	$40.00	9/25/2009 4:02:00 PM
best-generosity-financier	$25.00	$22.24	9/25/2009 4:02:46 PM
oreyedoc	$50.00	$50.00	9/25/2009 4:01:28 PM
96 bids
Borrower Payment Dependent Notes Series 424000
This series of Notes was issued and sold upon the funding of the borrower loan #38676, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$1,000.00	Prosper Rating:	D	Auction start date:	Sep-14-2009
Term:	36 months	Estimated loss:	10.0%	Auction end date:	Sep-19-2009

Starting lender yield:	26.38%	Starting borrower rate/APR:	27.38% / 31.34%	Starting monthly payment:	$41.03
Final lender yield:	25.35%	Final borrower rate/APR:	26.35% / 30.29%	Final monthly payment:	$40.48

Auction yield range:	11.18% - 26.38%	Estimated loss impact:	10.63%
Lender servicing fee:	1.00%	Estimated return:	14.72%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	8	First credit line:	Oct-1999	Debt/Income ratio:	3%
Credit score:	660-680 (Sep-2009)	Current / open credit lines:	1 / 1	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	2	Length of status:	1y 3m
Amount delinquent:	$0	Revolving credit balance:	$398	Occupation:	Waiter/Waitress
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	79%	Stated income:	$1-$24,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	0
Screen name:	p2p-guardian5	Borrower's state:	Missouri	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Purchase of Motor Scooter
Purpose of loan:
This loan will be used to purchase a motor scooter.? I go to school in North Kansas City ( North 85th Street).? I work at Harrah's Casino (North 35th Street).? And live downtown (South 11th Street).? In one day I can spend more time traveling to a place (bus, bicycle) than I spend doing business at the actual place.? I don't want to stretch out my school funds by purchasing a used car which may have other problems inherent with it.? So purchasing a new inexpensive motor scooter will save me time and hopefully in the long term money (bus passes cost $50 a month).

My financial situation:
I am a good candidate for this loan because I work full time.? I use my VISA card as if it were a debit card and pay it off each month just to establish a good credit history.

Monthly net income: $ 1500

Monthly expenses: $
??Housing: $ 0
??Insurance: $ 0
??Car expenses: $ 0
??Utilities: $ 0
??Phone, cable, internet: $ 100
??Food, entertainment: $ 400
??Clothing, household expenses $ 0
??Credit cards and other loans: $ 500
??Other expenses: $ 220
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

r1g3l	$100.00	$100.00	9/14/2009 4:33:43 PM
thedreamer	$25.00	$25.00	9/14/2009 5:14:54 PM
CarDealer3070	$30.00	$30.00	9/14/2009 5:19:05 PM
GMPK_TLAS	$25.00	$25.00	9/14/2009 5:18:17 PM
hellasow	$25.00	$25.00	9/14/2009 5:44:20 PM
slcchad	$25.00	$25.00	9/14/2009 5:20:12 PM
moo916	$100.00	$100.00	9/15/2009 9:48:38 AM
Mantis75	$25.00	$25.00	9/15/2009 4:26:04 PM
wwwUniversal	$25.00	$25.00	9/15/2009 4:41:32 PM
roadster199	$25.00	$25.00	9/15/2009 5:25:23 PM
turbine5	$25.00	$25.00	9/16/2009 8:05:19 AM
chief_wo	$25.00	$25.00	9/16/2009 12:09:11 PM
SFDiver	$25.00	$25.00	9/16/2009 12:27:28 PM
rmcolber	$25.00	$25.00	9/16/2009 12:32:55 PM
charity_fundraiser	$50.00	$50.00	9/16/2009 2:15:47 PM
Thunder08	$25.00	$25.00	9/16/2009 3:55:11 PM
roux	$25.00	$25.00	9/16/2009 2:40:03 PM
doughnut1	$25.00	$25.00	9/17/2009 7:27:50 PM
marwadi-62	$25.00	$25.00	9/17/2009 6:43:53 PM
donenzo	$25.00	$25.00	9/18/2009 9:39:48 PM
IPG1	$25.00	$25.00	9/14/2009 4:27:24 PM
secobarbital	$25.00	$25.00	9/14/2009 5:07:28 PM
delivery	$25.00	$25.00	9/14/2009 5:15:07 PM
lagnisiruk	$25.00	$25.00	9/14/2009 5:30:37 PM
treasure-bliss	$50.00	$50.00	9/15/2009 12:06:11 PM
actl	$25.00	$25.00	9/15/2009 10:21:27 PM
YoungSuccessLLC	$25.00	$25.00	9/15/2009 10:15:35 PM
snoopey100	$25.00	$25.00	9/16/2009 9:40:43 AM
mmqc	$25.00	$25.00	9/15/2009 10:20:33 PM
stampx	$25.00	$25.00	9/16/2009 3:45:48 PM
bazaar-tulip	$25.00	$20.00	9/16/2009 4:46:15 PM
dante168	$25.00	$25.00	9/17/2009 12:51:48 PM
32 bids
Borrower Payment Dependent Notes Series 424184
This series of Notes was issued and sold upon the funding of the borrower loan #38726, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$3,500.00	Prosper Rating:	A	Auction start date:	Sep-14-2009
Term:	36 months	Estimated loss:	2.1%	Auction end date:	Sep-20-2009

Starting lender yield:	10.33%	Starting borrower rate/APR:	11.33% / 13.45%	Starting monthly payment:	$115.13
Final lender yield:	9.30%	Final borrower rate/APR:	10.30% / 12.41%	Final monthly payment:	$113.43

Auction yield range:	4.18% - 10.33%	Estimated loss impact:	2.13%
Lender servicing fee:	1.00%	Estimated return:	7.17%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	8	First credit line:	Aug-2003	Debt/Income ratio:	12%
Credit score:	780-800 (Sep-2009)	Current / open credit lines:	4 / 4	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	11	Length of status:	0y 7m
Amount delinquent:	$0	Revolving credit balance:	$0	Occupation:	Food Service Manage...
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	0%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	0
Screen name:	neighborly-balance5	Borrower's state:	Minnesota	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Need funds to remodel kitche
Purpose of loan:
This loan will be used to?remodel our kitchen. We are preparing to sell our home and need to update our kitchen to improve its marketability.

My financial situation:Both my husband and I will be the borrowers of this loan. Prosper does not allow us to apply for a loan jointly, so please keep in mind that all of the financial data displayed in this loan description is only for me. However, we both have credit scores about 780 and have very low debt amounts. our (combined) ONLY debt (besides our mortgage debt) is 17K in student loans (payments are $296/month) - no car payments or other debt and our credit card is paid off every month. Our gross household income is $63,000/yr ($5250/month). When we sell our home, we will be downsizing to an apartment for a little while to increase our cash reserves.
I am a good candidate for this loan because?both my husband and I are very good with our money. We are very fiscally conservative and only apply for loans when we know that we will get a return on that investment. The same goes for you as a lender: your investment in our loan is a very safe bet. Thank you for helping us out!!
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
Q: Doesn't your husband also have a listing for another loan? Why are you both requesting loans for two different purposes? Why not just one loan? - fairmaiden
A: Thank you to everyone's inquiries. Yes, both my husband and I are each taking out separate loans. This is per Prosper's suggestion. Since Prosper will only allow us to individually apply for loans, it skews our debt-to-income ratios due to our student loan debt (we had consolidated both of our loans into one joint loan). Prosper does not divide debt, rather the whole debt is listed against my debt-to-income ratio (and similarly my husband's). The total amount for these projects is $7K (Sep-15-2009)
1 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

Syzygy	$25.00	$25.00	9/14/2009 4:54:16 PM
Cai8899	$25.00	$25.00	9/14/2009 5:10:36 PM
Sid-K	$50.00	$50.00	9/14/2009 5:12:24 PM
seasportsguy	$25.00	$25.00	9/14/2009 5:14:35 PM
personal-lender	$25.00	$25.00	9/14/2009 5:16:47 PM
lagnisiruk	$25.00	$25.00	9/14/2009 5:10:51 PM
don8ter	$60.00	$60.00	9/14/2009 5:11:18 PM
honorable-yield	$50.00	$50.00	9/14/2009 5:12:09 PM
turbospeed	$25.00	$25.00	9/14/2009 4:47:58 PM
Kame	$25.00	$25.00	9/14/2009 5:15:58 PM
LoanGiver	$25.00	$25.00	9/14/2009 5:16:12 PM
gold-tsunami	$25.00	$25.00	9/14/2009 5:16:57 PM
five-star-justice	$36.00	$36.00	9/14/2009 5:17:32 PM
rjleves	$25.00	$25.00	9/14/2009 5:17:50 PM
sas19	$25.00	$25.00	9/14/2009 5:29:35 PM
compoundinterest	$50.00	$50.00	9/14/2009 5:31:43 PM
engaging-worth	$30.00	$30.00	9/14/2009 5:42:51 PM
skuba	$50.00	$50.00	9/14/2009 5:12:54 PM
cash-sensai2	$25.00	$25.00	9/14/2009 5:13:14 PM
understanding-marketplace	$100.00	$100.00	9/14/2009 5:13:55 PM
greenback-floret	$25.00	$25.00	9/14/2009 5:19:51 PM
Halos2002	$50.00	$50.00	9/14/2009 5:20:03 PM
crossborders	$25.00	$25.00	9/15/2009 7:47:37 AM
yank918	$25.00	$25.00	9/15/2009 10:55:54 AM
EVS	$25.00	$25.00	9/15/2009 4:26:44 PM
Hogpilot	$25.00	$25.00	9/15/2009 5:15:40 PM
dj624	$50.00	$50.00	9/15/2009 8:12:33 PM
kenyonhillbilly	$25.00	$25.00	9/16/2009 12:03:40 PM
plbquic	$50.00	$50.00	9/16/2009 12:30:45 PM
nuclearmoose	$25.00	$25.00	9/16/2009 2:36:49 PM
JnL	$25.00	$25.00	9/16/2009 7:27:39 PM
crenen139	$25.00	$25.00	9/16/2009 8:40:39 PM
Barak	$80.00	$80.00	9/17/2009 8:21:16 AM
Rider	$35.00	$35.00	9/17/2009 11:23:35 AM
scottcamk	$50.00	$50.00	9/17/2009 3:38:53 PM
buckyhead2000	$25.00	$25.00	9/17/2009 2:56:58 PM
bid-papyrus	$33.99	$33.99	9/17/2009 4:55:28 PM
marwadi-62	$50.00	$50.00	9/17/2009 6:53:55 PM
Student_Capital	$100.00	$100.00	9/17/2009 7:26:08 PM
interstellar	$50.00	$50.00	9/17/2009 4:39:42 PM
rulender	$50.00	$50.00	9/17/2009 7:42:13 PM
CorporateT00l	$25.00	$25.00	9/17/2009 8:55:26 PM
Chosen-one	$25.00	$25.00	9/18/2009 9:16:56 AM
friendlyviking	$25.00	$25.00	9/18/2009 9:19:48 AM
monstersdad	$50.00	$50.00	9/18/2009 1:05:38 PM
brainy-dedication	$25.00	$25.00	9/18/2009 1:08:06 PM
gpuck	$25.00	$25.00	9/18/2009 3:50:29 PM
Lendomatic	$25.00	$25.00	9/18/2009 4:06:47 PM
jchix	$25.00	$25.00	9/18/2009 3:55:14 PM
conceptpi	$25.00	$25.00	9/18/2009 4:26:59 PM
meux99	$25.00	$25.00	9/18/2009 5:04:09 PM
Avala	$25.00	$25.00	9/18/2009 7:19:11 PM
chief_wo	$25.00	$25.00	9/19/2009 7:27:28 AM
money-vista	$25.00	$25.00	9/19/2009 9:57:20 AM
BigLinCT	$50.00	$0.58	9/19/2009 3:27:55 PM
bazaar-tulip	$25.00	$25.00	9/14/2009 5:00:47 PM
bchen78875	$50.00	$50.00	9/14/2009 5:13:28 PM
Moron_Buffet	$25.00	$25.00	9/14/2009 5:15:38 PM
Cherrypicker06	$25.00	$25.00	9/14/2009 5:11:07 PM
testobsessed	$100.00	$100.00	9/14/2009 5:14:07 PM
elasermd	$50.00	$50.00	9/14/2009 5:14:21 PM
Goodlender42	$25.00	$25.00	9/14/2009 5:27:20 PM
ethicalhumanist	$25.00	$25.00	9/14/2009 5:19:35 PM
DukSerduk	$25.00	$25.00	9/14/2009 5:12:34 PM
F_r_e_d_s__B_a_n_k	$25.00	$25.00	9/14/2009 6:32:11 PM
kinetic-diversification	$50.00	$50.00	9/14/2009 5:34:18 PM
rose88	$25.00	$25.00	9/14/2009 5:40:34 PM
snowman34	$25.00	$25.00	9/14/2009 7:03:07 PM
langdonx	$50.00	$50.00	9/14/2009 7:38:31 PM
turbine5	$40.00	$40.00	9/15/2009 11:06:23 AM
gm93001	$25.00	$25.00	9/15/2009 12:55:59 PM
funds-promiser	$50.00	$50.00	9/15/2009 1:34:37 PM
uncleegg	$25.00	$25.00	9/16/2009 3:15:50 AM
mikeandcat	$25.00	$25.00	9/15/2009 6:26:05 PM
MidnightBank	$25.00	$25.00	9/15/2009 6:35:17 PM
zzztimbo	$50.00	$50.00	9/16/2009 8:45:21 AM
CULPEPPERGROUP	$25.00	$25.00	9/15/2009 7:16:44 PM
degster	$25.00	$25.00	9/16/2009 8:46:05 AM
SnE	$25.00	$25.00	9/17/2009 4:23:44 AM
flexiboy35	$25.00	$25.00	9/16/2009 5:35:31 PM
goofy15975	$25.00	$25.00	9/16/2009 8:36:55 PM
bid-wonder	$25.00	$25.00	9/16/2009 8:40:13 PM
gold-cluster	$25.00	$25.00	9/17/2009 12:21:16 PM
Castellan	$25.00	$25.00	9/17/2009 2:11:26 PM
pseudokris	$25.00	$25.00	9/17/2009 7:00:07 PM
Weaverville	$25.00	$25.00	9/17/2009 8:50:19 PM
bowdish1	$34.43	$34.43	9/17/2009 6:17:38 PM
BuckNaikid	$25.00	$25.00	9/17/2009 7:57:48 PM
vacation-funding	$25.00	$25.00	9/18/2009 6:58:25 AM
Coach2often	$50.00	$50.00	9/18/2009 8:44:37 AM
j48	$25.00	$25.00	9/18/2009 10:51:41 AM
SNH	$50.00	$50.00	9/18/2009 10:11:27 AM
Moby	$50.00	$50.00	9/18/2009 12:42:02 PM
Raser	$25.00	$25.00	9/18/2009 1:13:18 PM
miked8303	$25.00	$25.00	9/18/2009 3:35:29 PM
mattbly	$25.00	$25.00	9/18/2009 4:18:41 PM
JJS180	$25.00	$25.00	9/18/2009 6:19:32 PM
pinnacle10	$25.00	$25.00	9/18/2009 9:56:57 PM
mathprof	$25.00	$25.00	9/19/2009 7:17:01 AM
japper2353	$25.00	$25.00	9/19/2009 3:12:17 AM
SKOAL	$25.00	$25.00	9/19/2009 9:27:53 AM
thebenjamins	$50.00	$50.00	9/19/2009 2:47:11 PM
economy-festivity	$25.00	$25.00	9/19/2009 5:01:33 PM
unequivocal-velocity	$25.00	$25.00	9/20/2009 11:26:17 AM
104 bids
Borrower Payment Dependent Notes Series 424564
This series of Notes was issued and sold upon the funding of the borrower loan #38723, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$2,500.00	Prosper Rating:	B	Auction start date:	Sep-16-2009
Term:	36 months	Estimated loss:	5.0%	Auction end date:	Sep-18-2009

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$113.09
Final lender yield:	34.00%	Final borrower rate/APR:	35.00% / 37.45%	Final monthly payment:	$113.09

Auction yield range:	6.18% - 34.00%	Estimated loss impact:	5.63%
Lender servicing fee:	1.00%	Estimated return:	28.37%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	8	First credit line:	Sep-1997	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Credit score:	720-740 (Aug-2009)	Current / open credit lines:	14 / 13	Employment status:	Self-employed
Now delinquent:	0	Total credit lines:	25	Length of status:	1y 4m
Amount delinquent:	$0	Revolving credit balance:	$67,001	Occupation:	Computer Programmer
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	67%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	1
Screen name:	rickeyfan	Borrower's state:	Vermont	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Help Small Business Add Employee
Purpose of loan:
This loan will be used to increase my advertising budget for my internet marketing business. I currently spend on average $3,000 per month for advertising with gross sales of around $5500 per month. I am looking to add an additional $2500 to my monthly advertising budget which will add an additional $4750 to my monthly gross sales the very first month. My ultimate goal is to add employees to my business and to help my local community.

My financial situation:
I live in a very small community in Vermont. Jobs are hard to come by and when you have one you don't give it back. I was laid off from my job of 16 years over 2 years ago and found it very difficult to get another. Most of my revolving debt was used to keep my family together and survive. There is no excuse for the amount of debt I accumulated, but I had to do it to support my family.

I finally got tired of not finding a job and decided it was time to start my own business. I have always paid my bills on time and way more than the minimum required. Due to the nature of todays economy, and the tightening of banks lending practices (thanks B of A and all others who took my money and then won't help me!!) I find myself unable to get a small loan. The only thing they did for me lately was lower my credit limits and make my chance of ever getting another loan worse. That is why I am looking to Prosper.

I am a good candidate for this loan because I have a proven business model that just needs a little more cash infusion to help increase sales. I plan on paying off the loan in 3 to 4 months. I can currently pay all financial obligations with my current monthly sales. Getting this one-time small loan will really help to give me some financial breathing room and help to add an employee to my company. Below is a monthly budget..

Advertising - $3000
Revolving Debt - $1500
Misc Business Expenses - $500
Total expenses - $5000

All other living expenses are covered by my wife's salary and are not included in my monthly budget. My current monthly revenue can already pay for this Prosper loan without any issues. I am just looking for an additional bump in my monthly advertising. This addition would allow me to finally add a employee to my company, which is good where I live. Thanks for the consideration.
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

IPG1	$25.00	$25.00	9/16/2009 4:02:44 PM
m4ng0	$50.00	$50.00	9/17/2009 7:12:49 AM
LAKETIME	$50.00	$50.00	9/17/2009 1:52:32 PM
aztocas	$25.00	$25.00	9/17/2009 6:36:03 AM
lendhouse2008	$70.59	$70.59	9/17/2009 5:52:16 PM
kingbob	$25.00	$25.00	9/17/2009 3:32:44 PM
MONEY_IN_THE_BANK	$28.92	$28.92	9/17/2009 7:22:42 PM
moo916	$50.00	$50.00	9/17/2009 6:43:18 PM
victor111	$37.50	$37.50	9/18/2009 1:09:44 AM
philha99	$500.00	$500.00	9/18/2009 2:33:43 AM
Mich411	$25.00	$25.00	9/18/2009 5:54:03 AM
nshabani6	$25.00	$25.00	9/18/2009 7:57:38 AM
hektek22	$300.00	$300.00	9/18/2009 8:14:50 AM
SCIGIE	$25.00	$25.00	9/18/2009 10:28:42 AM
55to13	$25.00	$25.00	9/18/2009 10:33:58 AM
CMDCO	$50.00	$50.00	9/18/2009 12:32:32 PM
brginhuntr	$26.55	$26.55	9/18/2009 3:21:13 PM
aztocas	$25.00	$25.00	9/18/2009 8:02:36 PM
planky	$50.00	$50.00	9/18/2009 10:15:22 PM
Centaur	$50.00	$50.00	9/16/2009 4:01:27 PM
periko	$50.00	$50.00	9/16/2009 6:52:18 PM
loganstclaire	$42.00	$42.00	9/16/2009 6:57:38 PM
Jasmel	$200.00	$200.00	9/16/2009 5:24:09 PM
EEasyMoney	$50.00	$50.00	9/17/2009 7:11:19 AM
SDD123	$25.00	$25.00	9/17/2009 8:51:53 AM
Gregger	$25.00	$25.00	9/17/2009 8:44:58 AM
MONEY_IN_THE_BANK	$55.45	$55.45	9/16/2009 8:19:03 PM
Bank_of_Smitty33	$25.00	$25.00	9/16/2009 10:13:07 PM
kingbob	$25.87	$25.87	9/17/2009 3:31:49 PM
njlom	$200.00	$200.00	9/17/2009 11:50:50 AM
Madron	$50.00	$50.00	9/17/2009 12:49:56 PM
banker09	$25.00	$25.00	9/17/2009 7:46:38 PM
Casman8815	$25.00	$25.00	9/18/2009 2:37:18 AM
ddimports	$25.00	$25.00	9/18/2009 10:16:41 AM
lucrative-wealth	$25.00	$25.00	9/18/2009 11:53:00 AM
JRockdown	$27.71	$27.71	9/18/2009 3:22:49 PM
buyrite334	$30.44	$30.44	9/18/2009 4:42:33 PM
TheLightInMe	$60.91	$60.91	9/18/2009 5:19:24 PM
fcb202	$25.00	$25.00	9/18/2009 10:16:49 PM
impala6464	$50.00	$44.06	9/18/2009 10:49:55 PM
40 bids
Borrower Payment Dependent Notes Series 424702
This series of Notes was issued and sold upon the funding of the borrower loan #38717, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$2,500.00	Prosper Rating:	HR	Auction start date:	Sep-17-2009
Term:	36 months	Estimated loss:	25.0%	Auction end date:	Sep-18-2009

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$113.09
Final lender yield:	34.00%	Final borrower rate/APR:	35.00% / 37.45%	Final monthly payment:	$113.09

Auction yield range:	17.18% - 34.00%	Estimated loss impact:	27.01%
Lender servicing fee:	1.00%	Estimated return:	6.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	3	First credit line:	Jun-1989	Debt/Income ratio:	21%
Credit score:	680-700 (Sep-2009)	Current / open credit lines:	19 / 15	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	35	Length of status:	8y 11m
Amount delinquent:	$0	Revolving credit balance:	$29,815	Occupation:	Engineer - Mechanic...
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	40%	Stated income:	$75,000-$99,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	20
Screen name:	blissful-marketplace	Borrower's state:	RhodeIsland	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Looking to payoff credit card
Purpose of loan:
This loan will be used to pay off a very high interest rate credit card that I have.? I had to use it for my son's college education.

My financial situation:
I am a good candidate for this loan because I have ALWAYS paid all my bills on time, even early.? I have a house with payments, two cars with payments, and never ever miss a payment.

Monthly net income: $ 6000 Approximately

Monthly expenses: $
??Housing: $ 1200
??Insurance: $ 98
??Car expenses: $ 500
??Utilities: $ 300
??Phone, cable, internet: $ 100
??Food, entertainment: $ 200
??Clothing, household expenses $ 100
??Credit cards and other loans: $ 500
??Other expenses: $
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
Q: Please explain Inquiries last 6m: 20 - karmanxten
A: Few reasons, we were trying to buy a car for my son, and of course the dealership, sent my application all over the place to get us the lowest interest rate. We also were trying to re-finance our home. Thank you! (Sep-18-2009)
Q: So with this at a high rate, I suppose it will be paid fairly quickly? - karmanxten
A: Absolutely! (Sep-18-2009)
2 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

suomynona	$25.00	$25.00	9/17/2009 4:37:09 PM
LAKETIME	$25.00	$25.00	9/18/2009 11:52:03 AM
karmanxten	$2,450.00	$2,450.00	9/18/2009 12:30:07 PM
3 bids
Borrower Payment Dependent Notes Series 424840
This series of Notes was issued and sold upon the funding of the borrower loan #38698, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$1,000.00	Prosper Rating:	HR	Auction start date:	Sep-18-2009
Term:	36 months	Estimated loss:	18.0%	Auction end date:	Sep-18-2009

Starting lender yield:	20.00%	Starting borrower rate/APR:	21.00% / 24.81%	Starting monthly payment:	$37.68
Final lender yield:	20.00%	Final borrower rate/APR:	21.00% / 24.81%	Final monthly payment:	$37.68

Auction yield range:	17.18% - 20.00%	Estimated loss impact:	19.13%
Lender servicing fee:	1.00%	Estimated return:	0.87%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	5	First credit line:	Oct-2000	Debt/Income ratio:	Not calculated
Credit score:	640-660 (Sep-2009)	Current / open credit lines:	1 / 1	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	7	Length of status:	0y 8m
Amount delinquent:	$0	Revolving credit balance:	$0	Occupation:	Other
Public records last 12m / 10y:	0/ 1	Bankcard utilization:	0%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	1	Homeownership:	No
Inquiries last 6m:	0
Screen name:	midaran	Borrower's state:	Illinois	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Transmission Needs A Rebuild
Purpose of loan:
This loan will be used to have my automatic transmission rebuilt.?????????

My financial situation:
I am a good candidate for this loan because i have very little debt. Also, I am living and taking care of my grandmother, so i only pay $200 for rent.
Every payment i've made in the last 4 years including car, insurance, phone and medical have been on time. I am financially responsible. I am seeking a loan for this transmission work because i do not have the funds to pay the cost up front.

Monthly net income: $ 1,400.00

Monthly expenses: $
??Housing: $ 200????
??Insurance: $ 103.00????
??Car expenses: $ 303.00????
??Utilities: $ 0
??Phone, cable, internet: $75
??Food, entertainment: $ 150????
??Clothing, household expenses $25
??Credit cards and other loans: $ 0
??Other expenses: $ 0
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

IM-SHARKY	$1,000.00	$1,000.00	9/18/2009 6:49:14 PM
1 bids